INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-09717 and 333-91131 of Union Acceptance Corporation on Form S-8 of our report dated July 21, 2000, appearing in the Annual Report on Form 10-K of Union Acceptance Corporation for the year ended June 30, 2000.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Indianapolis, Indiana

September 26, 2000